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                                                                  Exhibit (c)(6)
Number                                                                   Shares
 000                             [Certificate]                           **100**

                            Ohio National Fund, Inc.
               Organized under the laws of the State of Maryland

This Certifies that ________________________________________ is the owner of
One Hundred fully paid and nonassessable common shares of the par value of $1.00 each of:

                            Ohio National Fund, Inc.
                           Nasdaq 100 Index Portfolio

transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed.

Witness the seal of the corporation and the signatures of its duly authorized officers.

Date: _________________

/s/ John J. Palmer                           /s/ Ronald L. Benedict

_______________________                      _______________________
           President                                   Secretary